UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 14, 2008
(Date of earliest event reported)

TELIPHONE CORP.
(Exact name of registrant as specified in its charter)

NEVADA State of incorporation	333-128986 Commission File Number	84-1491673 IRS Employer Identification Number

4150 Ste-Catherine St. West Suite 200
Montréal, Quebec, Canada  H3Z 0A1
(Address of principal executive offices)

Tel: 514-313-6010
(Issuer's telephone number)

_____________________________________________
(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Esq.
Attorney at Law
1224 Washington Avenue
Miami Beach, FL  33139

Item 4.01 Changes in Registrant's Certifying Accountant.

Dismissal of Michael Pollack, CPA as the Registrant's independent accountants

Teliphone Corp. (the "Company") elected to dismiss Michael Pollack, CPA as the independent registered public accounting firm responsible for auditing the Company's financial statements on February 14, 2008.

Michael Pollack, CPA's report on the Company's financial statements for the two years ended September 30, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles with the exception that Michael Pollack, CPA's Audit Reports, contained an explanatory note which raised substantial doubt as to the ability of the Company to continue as a going concern.

The termination, which was effective as of February 14, 2008, was approved by the Company's Board of Directors.

During the Company's two most recent fiscal years ended September 30, 2007 and 2006 and until February 14, 2008, which preceded the termination of Michael Pollack, CPA, the Company did not have any disagreements with Michael Pollack, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael Pollack, CPA, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's two most recent fiscal years ended September 30, 2007 and 2006 and until February 14, 2008 which preceded the termination of Michael Pollack, CPA, other than as is set forth herein, Michael Pollack, CPA did not advise the Company of any of the following:

(A) That the internal controls necessary for the Company to develop reliable financial statements did not exist;

(B) That information had come to Michael Pollack, CPA's attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

(C) (1) That Michael Pollack, CPA needed to expand significantly the scope of its audit, or that information had come to Michael Pollack, CPA's attention that if further investigated may: (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (2) due to Michael Pollack, CPA's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

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(D) (1) That information has come to Michael Pollack, CPA's attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Michael Pollack, CPA's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements, except as indicated above), and (2) the issue has not been resolved to Michael Pollack, CPA's satisfaction prior to its termination.

The Company provided Michael Pollack, CPA with a copy of the disclosures set forth in this Current Report on Form 8-K, and requested that Michael Pollack, CPA furnish the Company with a letter addressed to the Michael Pollack, CPA stating whether it agrees with the statements made by the company herein. The letter received by the Company from Michael Pollack, CPA, in which Michael Pollack, CPA states that it is in agreement with the disclosures set forth herein, is attached hereto as Exhibit 16.1.

Engagement of KBL LLP

The Company has engaged KBL LLP to serve as the independent registered public accounting firm responsible for auditing the Company's financial statements on February 14, 2008. The engagement, which is effective as of February 14, 2008, was approved by the Company's Board of Directors.

Neither the Company nor anyone on behalf of the Company consulted KBL LLP during the two most recent fiscal years and any subsequent interim period prior to engaging KBL LLP, regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written KBL LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter from Michael Pollack, CPA

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIPHONE CORP.

DATE: February 15, 2008	By:	/s/ George Metrakos
George Metrakos
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

16.1	Letter from Michael Pollack, CPA